EXHIBIT 12.5

                WEST TEXAS UTILITIES COMPANY
             RATIO OF EARNINGS TO FIXED CHARGES
         FOR THE TWELVE MONTHS ENDED MARCH 31, 1996
                  (Thousands Except Ratio)
                        (Unaudited)

Operating Income                                              $57,345

Adjustments:
  Federal income taxes                                          4,523
  Provision for deferred Federal income taxes                   2,587
  Deferred investment tax credits                              (1,321)
  Other income and deductions                                    (425)
  Allowance for borrowed and equity funds
    used during construction                                    1,290

        Earnings                                              $63,999


Fixed Charges:
  Interest on long-term debt                                 $ 21,868
  Interest on short-term debt and other                         4,290

        Fixed Charges                                         $26,158


Ratio of Earnings to Fixed Charges                               2.45